SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2003

MOOG INC.
 (Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:	(716) 652-2000

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events

On September 11, 2003, Moog issued a press release announcing the offer and sale of 1.75 million shares of Class A common stock at a price of $38.00 per share. The information contained in the press release dated September 11, 2003 is incorporated by reference into this report and filed as Exhibit 99.1 hereto.

Moog filed the final prospectus supplement relating to the offer and sale of the Class A common stock with the Securities and Exchange Commission on September 11, 2003. In connection with the filing of the prospectus supplement with the Commission, Moog is filing the underwriting agreement relating to the offering, the legal opinion of counsel as to the validity of the Class A common stock being offered and the consent of such counsel as Exhibit 1.1, Exhibit 5.1 and Exhibit 23.1, respectively, to this report. By the filing of this report, Moog is causing these exhibits to be incorporated by reference into the Registration Statement on Form S-3 (No. 333-107586) filed by Moog with the Commission and subsequently declared effective.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	No.	Description

	1.1	Underwriting Agreement, dated September 10, 2003, between Moog Inc. and SG Cowen Securities Corporation and HSBC Securities (USA) Inc., acting on their own behalf and as representatives of the underwriters.

	5.1	Opinion of Hodgson Russ LLP

	23.1	Consent of Hodgson Russ LLP (included in Exhibit 5.1)

	99.1	Press Release dated September 11, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: September 11, 2003	By:	/s/ Robert R. Banta
	Name:	Robert R. Banta
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 10, 2003, between Moog Inc. and SG Cowen Securities Corporation and HSBC Securities (USA) Inc., acting on their own behalf and as representatives of the underwriters.

5.1	Opinion of Hodgson Russ LLP

23.3	Consent of Hodgson Russ LLP (included in Exhibit 5.1)

99.1	Press Release dated September 11, 2003